EXHIBIT 3
                                  ---------


               AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                     OF
                                VWR NEW CORP.



VWR NEW CORP. (the "Corporation"), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, hereby certifies as follows:

	A.	The name of the Corporation is VWR New Corp.  The address of the registered office of the Corporation in the Commonwealth of Pennsylvania is 1310 Goshen Parkway, West Chester, Chester County, Pennsylvania 19380.

	B.	The Corporation was incorporated under the Pennsylvania Business
Corporation Law of 1988 on February 10, 1994.

	C.	These Amended and Restated Articles of Incorporation were duly adopted by unanimous written consent of the Corporation's Board of Directors and written consent of its sole shareholder in accordance with Sections 1727(b) and 1766(a) of the Pennsylvania Business Corporation Law of 1988.

	D.	Pursuant to Section 1915 of the Pennsylvania Business Corporation
Law of 1988, the provisions of the Corporation's original Articles of Incorporation are hereby amended, restated and superseded in their entirety as follows:


ARTICLE I
---------

The name of the Corporation is VWR Corporation


ARTICLE II
----------

The address of the registered office of the Corporation in the Commonwealth of Pennsylvania is 1310 Goshen Parkway, West Chester, Chester County, Pennsylvania 19380.





ARTICLE III
-----------

The purpose of the Corporation is to create the maximum continuing rate of value growth through long-term profit on invested capital and the growth of that capital.

To accomplish this purpose, the Board of Directors, management and employees of the Corporation will strive to:

	Properly select business opportunities versus risk;

	Develop and maintain strategic direction for all business segments;

	Develop and maintain superior management and organizational structures;

	Encourage employee involvement in the business process;

	Provide all employees the opportunity of a value growth environment of good employment, training, advancement and recognition of their achievements;

	Create market understanding of the intrinsic values so created;

	Conduct its business legally and ethically within the free enterprise system as a responsible corporate citizen.

In carrying out this purpose, the Corporation is authorized to engage in any lawful act or activity for which corporations may be organized under the Pennsylvania Business Corporation Law of 1988.


ARTICLE IV
----------

The total number of shares of all classes of stock which this Corporation shall have authority to issue is 31,000,000 shares to be divided into two classes consisting of 30,000,000 common shares, par value $1.00 per share (hereinafter designated "Common Shares") and 1,000,000 preferred shares, par value $1.00 per share (hereinafter designated "Preferred Shares"). The Common Shares shall have one vote for each share. The Preferred Shares shall have such full or limited or no voting rights as shall be stated and expressed in the resolution or resolutions of the Board of Directors of this Corporation providing for the issuance of such shares pursuant to authority vested in it by the provisions of its Articles of Incorporation.

The Preferred Shares may be issued in one or more classes or series within a class and each such class or series may have such full or limited or no voting rights, and such designations, preferences, and relative participating, optional, or other special rights and qualifications, limitations, or restrictions thereof as shall be stated and expressed in a resolution or resolutions providing for the issuance of such Preferred Shares adopted by the Board of Directors pursuant to the authority hereby granted.

The Preferred Shares may have voting rights, designations, preferences, and relative participating, optional, or other special rights and qualifications, limitations or restrictions which negate or supersede the provisions of
Article VIII hereof (so long as the resolution or resolutions which provided for the issuance of the same are approved by the unanimous vote of the Board of Directors).


ARTICLE V
---------

Except as otherwise provided in Section 3 of Article IX, shareholders shall not have cumulative voting rights in the election of directors.


ARTICLE VI
----------

The provisions of Section 2538(a) and of Subchapters E, F, G and H of Chapter 25 of the Pennsylvania Business Corporation Law of 1988 (15 Pa. C.S.), as amended, and any corresponding provisions of succeeding law, shall not be applicable to the Corporation.


ARTICLE VII
-----------

1.	For purposes of these Articles, the following defined terms shall have the meanings set forth below. All references in these Articles to statutes, rules or regulations shall include a reference to said statutes, rules or regulations as currently in effect or hereafter amended.

	(a)	The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated and issued under the Securities Exchange Act of 1934.

	(b)	The terms "Beneficial Owner" and correlative terms shall have the meanings ascribed to them in Rule 13d-3 and related interpretive releases promulgated and issued under the Securities Exchange Act of 1934. Without limitation, a Person shall be a "Beneficial Owner" of any Voting Stock:

		(1)	which such Person or any of its Affiliates or Associates
Beneficially Owns, directly or indirectly; or





		(2)	which such Person or any of its Affiliates or Associates has
(a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

		(3)	which are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

	(c)	The terms "Board of Directors" and the "Board" mean the group of individuals elected by the shareholders as directors of the Corporation or appointed by the directors to fill a vacancy on the Board.

	(d)	The term "Common Shares" shall mean the common shares of the
Corporation as authorized pursuant to Article IV.

	(e)	The term "Disinterested Director" means any member of the Board of
Directors who is not an Affiliate of any 5%, 20% or 40% Shareholder, and was a member of the Board prior to the time that any 5%, 20% or 40% Shareholder achieved such status, and any successor of a Disinterested Director who is not an Affiliate of any 5%, 20% or 40% Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.

	(f)	The term "Fair Market Value" means:  (1) in the case of shares, the Market Price, and (2) in the case of property other than cash or shares, the fair market value of such property on the date in question as determined by the Board in good faith.

	(g)	The term "5% Shareholder" shall mean any Person (other than the
Corporation or any Subsidiary) who or which:

		(1)	is the Beneficial Owner, directly or indirectly, of 5% or
more of the Voting Power of the outstanding Voting Shares; or

		(2)	is an Affiliate of the Corporation and at any time within
the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 5% or more of the Voting Power of the then outstanding Voting Shares; or

		(3)	is an assignee of or has otherwise succeeded to any Voting
Shares which were, at any time within the two-year period immediately prior to the date in question, Beneficially Owned by any 5% Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;



provided, however, any Person who has Beneficially Owned all his, her or its Voting Shares for two years or more shall not be deemed a 5% Shareholder.

	(h)	The term "40% Shareholder" shall mean any Person (other than the
Corporation or any Subsidiary) who or which:

		(1)	is the Beneficial Owner, directly or indirectly, of 40% or
more of the Voting Power of the outstanding Voting Shares; or

		(2)	is an Affiliate of the Corporation and at any time within
the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 40% or more of the Voting Power of the then outstanding Voting Shares; or

		(3)	is an assignee of or has otherwise succeeded to any Voting
Shares which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any 40% Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

	(i)	The term "Major Transaction" shall mean (1) any merger or
consolidation of this Corporation or a Subsidiary with or into a 20% Shareholder, (2) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any Substantial Part of the assets of this Corporation (including without limitation any securities of a Subsidiary) or of a Subsidiary, to a 20% Shareholder, (3) any merger or consolidation of a 20% Shareholder with or into this Corporation or a Subsidiary, (4) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a 20% Shareholder to the Corporation or a Subsidiary, (5) the issuance of any securities of this Corporation or a Subsidiary to a 20% Shareholder, (6) the acquisition by this Corporation or a Subsidiary of any securities of a 20% Shareholder, (7) any reclassification of Voting Shares of this Corporation, or any recapitalization involving Voting Shares of this Corporation, proposed by a 20% Shareholder within five years after such 20% Shareholder became a 20% Shareholder, (8) any loan or other extension of credit by the Corporation or a Subsidiary to a 20% Shareholder or any guarantees by the Corporation or a Subsidiary of any loan or other extension of credit by any Person to a 20% Shareholder, and (9) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Major Transaction.

	(j)	The term "Market Price" means:  the last closing sale price
immediately preceding the time in question of one of the shares in question on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if such shares are not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of



1934, on which such shares are listed, or, if such shares are not listed on any such exchange, the last closing bid quotation with respect to one of such shares immediately preceding the time in question of the National Association of Securities Dealer, Inc. Automated Quotation System or any system then in use (or any other system of reporting or ascertaining quotations then available), or if such shares are not so quoted, the fair market value at the time in question of one of such shares as determined by the Board in good faith.

	(k)	The term "other consideration to be received" shall, for the purposes of subparagraph 1(b) of Article VIII, include, without limitation, Voting Shares of the Corporation retained by its existing public shareholders in the event of a Major Transaction which is a merger or consolidation in which the Corporation is the surviving corporation.

	(l)	The term "Person" shall mean and include any individual,
corporation, partnership or other person or entity and each member of any "Person" as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934.

	(m)	"Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definitions of 5%, 20% or 40% Shareholder, the term "Subsidiary" shall mean only a corporation of which a majority of the Voting Power of its capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

	(n)	The term "20% Shareholder" shall mean any Person (other then the
Corporation or any Subsidiary) who or which is the Beneficial Owner, directly or indirectly, of 20% or more of the Voting Power of the outstanding Voting Shares.

	(o)	The term "Substantial Part" shall mean more than ten percent of the total assets of the Person or entity in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

	(p)	The term "Voting Power" shall mean, with respect to a share of capital stock, the number of votes that such share is entitled to cast (disregarding the effect of cumulative voting, if applicable) at the time in question and, in the case of a convertible security, computing such voting power by reference to the greatest number of votes such security is entitled to in the converted or unconverted status.

	(q)	The term "Voting Shares" shall mean all Common Shares and any other shares entitled to vote for the election of Directors of the Corporation.



2.	For the purposes of determining whether a person is a 5%, 20% or 40%
Shareholder pursuant to these Articles, the number of Voting Shares deemed to be outstanding shall include shares deemed owned through application of subparagraph 1(b) of this Article VII but shall not include any other Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

3.	A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of these Articles, on the basis of information known to them after reasonable inquiry, (a) whether a Person is a 5%, 20% or 40% Shareholder, (b) the number of Voting Shares Beneficially Owned by any Person, (c) whether a Person is an Affiliate or an Associate of another Person, and (d) whether a transaction or a series of transactions constitutes a Major Transaction or one of the transactions specified in Section 2 of Article IX hereof. The good faith determination of a majority of the Disinterested Directors shall be conclusive and binding for all purposes of these Articles.

4.	Nothing contained in these Articles shall be construed to relieve any
5%, 20% or 40% Shareholder from any fiduciary obligation imposed by law.

5.	It shall be the duty of any 5%, 20% or 40% Shareholder:

	(a)	to give or cause to be given written notice to the Corporation, immediately upon becoming a 5%, 20% or 40% Shareholder, of such Person's status as a 5%, 20% or 40% Shareholder and of such other information as the Corporation may reasonably require with respect to identifying all owners and amount of ownership of the outstanding Voting Shares of which such 5%, 20% or 40% Shareholder is a Beneficial Owner, and

	(b)	to notify the Corporation promptly in writing of any change in the information provided in subparagraph (a) of this Section 5; provided, however, that the failure of a 5%, 20% or 40% Shareholder to comply with the provisions of this Section 5 shall not in any way be construed to prevent the Corporation from enforcing other provisions of these Articles.


ARTICLE VIII
------------

1.	Subject to the provisions of any series of Preferred Shares which may at the time be outstanding, any Major Transaction shall require the affirmative vote of the holders of not less than 80% of the Voting Power of the outstanding Voting Shares of the Corporation, which shall include the affirmative vote of at least 50% of the Voting Power of the outstanding Voting Shares held by shareholders other than the 20% Shareholder involved in such Major Transaction, provided however that such voting requirement shall not be applicable if:

	(a)	The Major Transaction was approved by the Board either (i) prior to the 20% Shareholder involved in the Major Transaction having become a 20% Shareholder, or (ii) after such 20% Shareholder became such but only if the 20% Shareholder has sought and obtained the unanimous approval by the Board of such 20% Shareholder's acquisition of 20% or more of the outstanding Voting Shares prior to such acquisition being consummated; or

	(b)	The Major Transaction involves solely the Corporation and a
Subsidiary none of whose stock is Beneficially Owned by a 20% Shareholder (other than Beneficial Ownership arising solely because of control of the Corporation); provided that each shareholder of the Corporation receives the same type of consideration in such transaction in proportion to his shareholdings; or

	(c)	Prior to becoming a 20% Shareholder, such 20% Shareholder made a tender offer for Voting Shares which: (i) conformed in all respects to federal laws and regulations governing such a transaction whether or not the Corporation or such shares were then regulated by or registered under said laws, (ii) committed such 20% Shareholder to take all shares tendered if it took any shares, and (iii) resulted in such 20% Shareholder acquiring at least 75% of the Voting Power of the outstanding Voting Shares held by Persons other than such 20% Shareholder.


ARTICLE IX
----------

1.	Any purchase by the Corporation of Voting Shares from a 5% Shareholder, other than pursuant to an offer to the holders of all of the outstanding
Voting Shares of the same class as those so purchased, at a per share price in excess of the Market Price at the time of such purchase of the shares so purchased, shall require the affirmative vote of the holders of that amount of the Voting Power of the Voting Shares equal to the sum of (i) the Voting Power of the Voting Shares of which the 5% Shareholder is the Beneficial Owner and
(ii) a majority of the Voting Power of the remaining outstanding Voting
Shares, voting together as a single class.

2.	In addition to any affirmative vote required by law or these Articles of
Incorporation:

	(a)	any merger or consolidation of the Corporation or any Subsidiary with (1) any 5% Shareholder or (2) any other corporation (whether or not itself a 5% Shareholder) which is, or after such merger or consolidation would be, an Affiliate of a 5% Shareholder; or

	(b)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any 5% Shareholder or any Affiliate of any 5% Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $2,000,000 or more; or

	(c)	the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary having an aggregate Fair Market Value of $2,000,000 or more to any 5% Shareholder or any Affiliate of any 5%
Shareholder in exchange for cash, securities or other property (or a combination thereof); or

	(d)	the adoption of any plan or proposal for the liquidation or
dissolution of the Corporation proposed by or on behalf of a 5% Shareholder or any Affiliate of any 5% Shareholder; or

	(e)	any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving a 5% Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any 5% Shareholder or any Affiliate of any 5% Shareholder;

shall require either (a) the approval of a majority of the Disinterested Directors or (b) the affirmative vote of the holders of that amount of Voting Power of the Voting Shares equal to the sum of (1) the Voting Power of the Voting Shares of which the 5% Shareholder is the Beneficial Owner and (2) a majority of the Voting Power of the remaining outstanding Voting Shares, voting together as a single class; provided, however, that no such vote shall be required for (i) the purchase by the Corporation of Voting Shares from a 5% Shareholder unless such vote is required by Section 1 of this Article IX, or
(ii) any transaction with a 5% Shareholder who is also a 20% Shareholder as defined in Article VII and to which the provisions of Article VIII apply and are complied with.

3.	At any election of directors of the Corporation on or after the date on which any Person becomes a 40% Shareholder, and until such time as there is no longer any 40% Shareholder, there shall be cumulative voting for the election of directors so that any holder of shares of Voting Stock entitled to vote in such election shall be entitled to as many votes as shall equal the number of directors to be elected multiplied by the number of votes to which such shareholder's shares would be entitled except for the provisions of this
Section 3, and such shareholder may cast all of such votes for a single director, or distribute such votes among as many candidates as such shareholder sees fit. In any such election of directors, one or more candidates for the Board may be nominated by a majority of the Disinterested Directors or by any Person who is the Beneficial Owner of Voting Shares having a Market Price of $250,000 or more. With respect to any candidates nominated by a majority of the Disinterested Directors or by any Person who is the Beneficial Owner of Voting Shares having a Market Price of $250,000 or more, there shall be included in any proxy statement or other communication with respect to such election to be sent to holders of Voting Shares by the Corporation during the period in which there is a 40% Shareholder, at the expense of the Corporation, descriptions and other statements of or with respect to such candidates submitted by them or on their behalf, which shall receive equal space, coverage and treatment as is received by candidates nominated by the Board or management of the Corporation provided that such information is received on a timely basis and complies with applicable federal and state securities laws.


ARTICLE X
---------

1.	The number of Directors of the Corporation shall be specified in the
Bylaws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the Bylaws, provided the number of Directors of the Corporation shall not be less than three (3) so long as the Corporation has only one shareholder and not less than seven (7) otherwise.

2.	On or before the date on which the Corporation first has more than one shareholder, Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, as nearly equal in number as possible. One class shall serve for a term of office to expire at the 1995 Annual Meeting of Shareholders. A second class shall serve for a term of office to expire at the 1996 Annual Meeting of Shareholders. A third class shall serve for a term of office to expire at the 1997 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders beginning with the 1995 Annual Meeting, the class of Directors then being elected shall be elected to hold office for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election. Each Director shall hold office for the term for which elected and until his successor shall have been elected and qualified.

3.	Any Director, any class of Directors, or the entire Board of Directors may be removed from office as a Director at any time (a) for cause, at a duly called meeting of shareholders, by the affirmative vote of shareholders owning shares representing at least eighty percent (80%) of the votes which all shareholders would be entitled to cast at an Annual Election of Directors or
(b) without cause, at a duly called meeting of shareholders, by the affirmative vote which satisfies the requirements of Article XII applicable to an amendment, modification, or repeal of certain of these Articles.

4.	Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled only by a majority of the Disinterested Directors then in office, though less than a quorum, or by the sole Disinterested Director. All Directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.


ARTICLE XI
----------

Any action by shareholders of the Corporation shall only be taken at a meeting of shareholders and no action may be taken by written consent of shareholders entitled to vote upon such action.


ARTICLE XII
-----------

The provisions set forth in this Article XII and in Articles III, VII, VIII, IX, X and XI herein may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 80% of the outstanding Voting Shares of the Corporation, subject to the provisions of any class or series of Preferred Shares which may at the time be outstanding, provided, however, that if there is a shareholder of the Corporation which is a 20% Shareholder, such 80% vote must include the affirmative vote of at least 50% of the outstanding Voting Shares held by shareholders other than the 20% Shareholder.


ARTICLE XIII
------------

All corporate powers shall be exercised by the Board of Directors except as otherwise provided by law or these Articles of Incorporation. The directors shall have the full authority conferred by law upon the shareholders of the Corporation to make and to alter or amend the Bylaws, including in circumstances otherwise reserved by statute exclusively to the shareholders, except that no alteration or amendment to the Bylaws or replacement thereof shall be made except upon the majority vote of Directors, including the affirmative vote of at least one director from each class specified in Article X.


ARTICLE XIV
-----------

To the fullest extent permitted by law, a director of this Corporation shall not be personally liable, as such, for monetary damages for any action taken or for any failure to take any action.




	IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be executed and attested to this _____ day of June, 1994.

                                             VWR NEW CORP.



                                             By:       (Signature)
                                             ---------------------------------
                                             Jerrold B. Harris, President


ATTEST:



     (Signature)
--------------------------------
Walter S. Sobon
Secretary